Exhibit 16.1

Williams & Webster, P.S. Certified Public Accountants & Business Consultants

March 5, 2007

Securities and Exchange Commission
Office of the Chief Accountant 100 F Street, NE
Washington, DC 20549

Re:  Rancher Energy Corp
        Commission File Number (000-51425)

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form S-1, dated March 6, 2007.

Our independent auditor's report on the financial statements of Rancher Energy Corp. for the period ended March 31, 2006 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties other than the ability to continue as a going concern.

There were no disagreements with Rancher Energy Corp. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201
Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com